As filed with the Securities and Exchange Commission on November 25, 2011
REGISTRATION NOS. 333-117029, 333-88190, 333-88160, 333-73682, 333-70854, 333-67432, 333-61928, 333-57974, 333-45092, 333-40848, 333-40844, 333-40842, 333-66429, 333-66455, 333-66457, 333-22717, 333-07315, 333-07313

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
BROOKS AUTOMATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3040660
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No. )
15 Elizabeth Drive
Chelmsford, MA 01824
(Address, Including Zip Code, of Principal Executive Offices)
Brooks Automation, Inc. 1995 Employee Stock Purchase Plan
1998 Employee Equity Incentive Plan
PRI Automation, Inc. 2000 Stock Option Plan
PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan
PRI Automation, Inc. 1994 Incentive and Non-Qualified Stock Option Plan
Commotion Technology, Inc. 2000 Flexible Stock Incentive Plan
Promis Systems Corporation Ltd. Amended and Restated Stock Option Plan
Nonqualified Stock Option Granted By PRI Automation, Inc. to Mark Johnston
Equipe Technologies Non-Statutory Stock Options
Progressive Technologies Inc. 1991 Stock Option and Purchase Plan
2001 Restricted Stock Purchase Plan for KLA Product Line Acquisition
2000 Combination Stock Option Plan
1992 Combination Stock Option Plan
1993 Nonemployee Director Stock Option Plan
Fastech Integration, Inc. 1998 Stock Plan
Fastech Integration, Inc. 1988 Stock Plan
(Full Title of the Plan)
Martin S. Headley
Executive Vice President and Chief Financial Officer
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824
978-262-2400
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
with copies to:
Jason Joseph, Esq.
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824
978-262-2400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     The Registrant hereby amends each of its Registration Statements on Forms S-8 filed June 30, 2004, May 14, 2002, May 13, 2002, November 19, 2001, October 3, 2001, August 13, 2001, May 30, 2001, March 30, 2001, September 1, 2000, July 5, 2000, July 5, 2000, July 5, 2000, October 30, 1998, October 30, 1998, October 30, 1998, March 4, 1997, July 1, 1996 and July 1, 1996 (Registration Nos. 333-117029, 333-88190, 333-88160, 333-73682, 333-70854, 333-67432, 333-61928, 333-57974, 333-45092, 333-40848, 333-40844, 333-40842, 333-66429, 333-66455, 333-66457, 333-22717, 333-07315, 333-07313, respectively) (collectively, the “Registration Statements”) to deregister all securities that were registered pursuant to each of the Registration Statements that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts on the 25th day of November, 2011.

BROOKS AUTOMATION, INC.
By:	/s/ Martin S. Headley
Martin S. Headley
Executive Vice President and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen S. Schwartz Stephen S. Schwartz	Director and Chief Executive Officer (Principal Executive Officer)	November 25, 2011

/s/ Martin S. Headley Martin S. Headley	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 25, 2011

/s/ Timothy S. Mathews Timothy S. Mathews	Vice President and Corporate Controller (Principal Accounting Officer)	November 25, 2011

/s/ A. Clinton Allen A. Clinton Allen	Director	November 25, 2011

/s/ Joseph R. Martin Joseph R. Martin	Director	November 25, 2011

/s/ John K. McGillicuddy John K. McGillicuddy	Director	November 25, 2011

/s/ Krishna G. Palepu Krishna G. Palepu	Director	November 25, 2011

/s/ Chong Sup Park Chong Sup Park	Director	November 25, 2011

/s/ Kirk P. Pond Kirk P. Pond	Director	November 25, 2011

/s/ Alfred Woollacott III Alfred Woollacott III	Director	November 25, 2011

/s/ Mark S. Wrighton Mark S. Wrighton	Director	November 25, 2011